Exhibit 99.1

FOR IMMEDIATE RELEASE

WESTMOORE HOLDINGS ANNOUNCES APPOINMENT
OF NEW TRANSFER AGENT

ANAHEIM HILLS, CA – July 28, 2008 – Westmoore Holdings, Inc. (OTCBB:WSMO) today announced that as of July 24, 2008, WSMO has appointed Quicksilver Stock Transfer, LLC, a Nevada limited liability company (“Quicksilver”) to serve as WSMO’s transfer agent and registrar. No shareholder action is required as a result of the change.

Effective immediately, all shareholder records have been transferred to Quicksilver. WSMO shareholders who have questions regarding their stockholdings should direct
Inquiries to Quicksilver at:

Quicksilver Stock Transfer, LLC
P.O. Box 371270,
Las Vegas, Nevada 89137.
Direct phone: (702) (702) 629-1883
Fax: (702) 562-9791
Web: www.qstransfer.com

Or to the company:

Westmoore Holdings
Tammy Perry, Investor Relations
invest@westmooreinc.com

WSMO is a diversified holding company controlling and operating a number of businesses including Bear Industrial Holdings, Inc. and HBRG Acquisitions, Inc.  WSMO is headquartered in Anaheim Hills, California.

Contact:
Andrea Hickman
Westmoore Investor Relations
Tel: 714.998.4425 x124
Email: info@westmooreinc.com

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